Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 12, 2016 relating to the financial statements, which appears in GMS Inc.’s Annual Report on Form 10-K for the year ended April 30, 2016.

/s/ PricewaterhouseCoopers LLP

Atlanta, Georgia
May 8, 2017

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